DREYFUS PREMIER GNMA FUND, INC.

Registration No. 811-4215

Sub-Item 77Q1(a)

On April 25, 2011, the Fund's Board of Directors unanimously approved the changes to the By-Laws for Dreyfus Premier GNMA Fund, Inc. effective July 1, 2011, which appear in the Registrant’s Amended By Laws, incorporated by reference to Exhibit (b) of Post-Effective Amendment No. 38 of the Registrant's Registration Statement on Form N-1A, filed on August 26, 2011